UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 22, 2008
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio		44333

(Address of principal executive offices)		(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 22, 2008, the Board of Directors of A. Schulman, Inc. (the “Company”) unanimously approved the appointment of Joseph M. Gingo, President and Chief Executive Officer of the Company, to the Company’s Board of Directors. A press release announcing Mr. Gingo’s appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.
     Pursuant to Article Eight of the Amended and Restated Certificate of Incorporation of A. Schulman, Inc., the Company’s Board of Directors has appointed Mr. Gingo to serve as Class III director, with a term expiring at the 2010 Annual Meeting of Stockholders. In conjunction with his appointment, Mr. Gingo will also serve as a member of the Executive Committee, which is authorized to act on behalf of the full Board on all corporate actions for which applicable law does not require participation by the full Board of Directors. With this addition, the Company’s Board of Directors will now consist of thirteen (13) directors.
     In accordance with current Company compensation policies, as an executive officer of the Company, Mr. Gingo will not receive any additional compensation for his service on the Company’s Board of Directors.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Chief Financial Officer, Vice President and Treasurer

Date: January 25, 2008